UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2025

Angel Studios, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41150	86-3483780
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 W Center St.
Provo, UT 84601

(Address of principal executive offices)

(760) 933-8437

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ANGX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 18, 2025, the Compensation Committee of the Board of Directors of Angel Studios, Inc. (the “Company”) approved certain 2026 compensation arrangements for certain of the Company’s executive officers under the Company’s 2025 Long-Term Incentive Plan, including base salary adjustments and grants of restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”). The base salaries are effective as of January 1, 2026.

The compensation actions approved for the Company’s named executive officers are summarized below:

Executive Officer	2026 Base Salary	RSUs Granted	PSUs Granted
Jordan Harmon, President	$430,000	169,142	70,695
Scott Klossner, Chief Financial Officer	$415,000	113,549	58,482

Each RSU award vests one-third on November 18, 2026, with the remaining two-thirds vesting in eight equal quarterly installments thereafter, subject to the participant’s continued service.

Vesting of the PSUs is subject to minimum average share prices being achieved during the ten-year period following the date of grant and the participant remaining employed on the first day of the calendar quarter following the quarter in which such minimum average share price is achieved.  Specifically, 10% of the PSUs shall become vested on the first day of the calendar quarter following a quarter in which the price of a share achieved specified stock-price performance milestones, as set forth in the applicable award agreement.

Each RSU or PSU represents the right to receive one share of the Company’s Class A common stock. All awards were granted under, and are subject to, the terms of the Company’s 2025 Long-Term Incentive Plan and the applicable award agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEL STUDIOS, INC.

Date: November 21, 2025	By:	/s/ Scott Klossner
Scott Klossner
Chief Financial Officer